HomeStreet Reports Year End and Fourth Quarter 2021 Results
Fourth Quarter 2021

Fully diluted EPS $1.43	ROAE: 16.1% ROATE: 17.0%	ROAA: 1.59%
Full Year 2021

Fully diluted EPS $5.46	ROAE: 15.9% ROATE: 16.8%	ROAA: 1.58%
SEATTLE – January 24, 2022 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the financial results for the quarter and year ended December 31, 2021. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“In 2021, which was our 100th anniversary, HomeStreet reported earnings in excess of $100 million for the first time ever. Our record earnings of $115 million were driven by record loan originations, strong core deposit growth and the benefits of our past efficiency and profitability improvement initiatives” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “Portfolio loan originations totaled $3.3 billion in 2021 and noninterest-bearing deposits increased 21%. As reflected in our stable efficiency ratio year over year, we believe the strategic changes we implemented in prior years, including the restructuring of our single family mortgage business, have provided meaningful operating leverage and more consistent and less volatile earnings. We anticipate continuing improvements as our operating leverage should provide us the opportunity to grow revenues without commensurate additions to personnel or other operating expenses. Finally, I want to thank all of our employees for their great work this year which has allowed HomeStreet to be so successful in spite of the ongoing challenges of the pandemic.”

Fourth Quarter Operating Results
                  Fourth quarter 2021 compared to third quarter 2021
•Net income: $29.4 million compared to $27.2 million
•Earnings per fully diluted share: $1.43 compared to $1.31
•Net interest margin: 3.34% compared to 3.42%
•Return on Average Equity ('ROAE"): 16.1% compared to 14.8%
•Return on Average Tangible Equity ("ROATE"): 17.0% compared to 15.6%
•Return on average assets ("ROAA"): 1.59% compared to 1.48%
•Efficiency ratio: 62.2% compared to 62.8%

Full Year Operating Results
2021 compared to 2020
•Net income: $115.4 million compared to $80.0 million
•Core net income: $115.4 million compared to $88.8 million
•Earnings per fully diluted share: $5.46 compared to $3.47
•Core earnings per fully diluted share: $5.46 compared to $3.85
•Net interest margin: 3.38% compared to 3.13%
•ROAE: 15.9% compared to 11.3%
•ROATE: 16.8% compared to 12.1%
•Core ROATE: 16.8% compared to 13.4%
•ROAA: 1.58% compared to 1.10%
•Core ROAA: 1.58% compared to 1.23%
•Efficiency Ratio: 61.9% compared to 61.4%

Financial Position
                    Fourth quarter 2021 compared to third quarter 2021
•Loan portfolio originations: $795 million in the fourth quarter
•Single family loans held for sale originations: $361 million, a 13% decrease
•Commercial and consumer noninterest-bearing deposits decreased 5%
•Period ending cost of deposits: 0.15%, unchanged
•Tangible book value per share: $34.04 compared to $33.18

                                           2021 Activity
•Loan portfolio originations: $3.3 billion
•Single family loans held for sale originations: $2.0 billion
•Commercial and consumer noninterest-bearing deposits increased 21%
•Tangible book value per share increased from $31.42 to $34.04

“Loan origination levels remained strong with $795 million of loan originations in the current quarter and $3.3 billion in 2021,” added Mr. Mason. “Excluding the impact of the Paycheck Protection Program ("PPP") loans, and despite continuing high levels of prepayments, our loans held for investment grew 11% during 2021. During the fourth quarter, we completed a $244 million sale of permanent multifamily loans, realizing a net gain of 2.73%. Total deposits increased by 6% during 2021 and noninterest bearing deposits increased to 26% of total deposits. We recognized $6 million and $15 million of recoveries of pandemic related allowance for credit losses in the fourth quarter and in 2021, respectively. As we continue to have more clarity of the minimal impact COVID is having on our loan portfolio, and with projected improvements in our economies and anticipated changes in the composition of our loan portfolio, we expect to recover additional amounts of our allowance for credit losses in future periods.”

Other
•Completed $100 million subordinated notes offering in January 2022
•Repurchased a total of 374,320 shares of our common stock at an average price of $51.17 per share during the fourth quarter
•Repurchased 1,873,294 shares at an average price of $44.92 per share during 2021, representing 8.6% of the outstanding shares at December 31, 2020
•Declared and paid a cash dividend of $0.25 per share in the fourth quarter

Mr. Mason concluded “With the completion of our $100 million subordinated notes offering in January 2022, we accessed lower cost capital to expand our share repurchase program and support our future growth. Relative to the outstanding stock at the beginning of each period, we have repurchased 12%, 9% and 9% of our outstanding common stock in 2019, 2020 and 2021, respectively. We anticipate continuing to efficiently retain capital for growth while returning excess capital to shareholders."

Conference Call
HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 25, 2022 at 1:00 p.m. ET. Mark K. Mason, CEO and President, and John M. Michel, CFO, will discuss fourth quarter and year to date 2021 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/sreg/10162678/f0537aee8a or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. ET.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10162678.

About HomeStreet

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Year Ended
(in thousands, except per share data and FTE data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Select Income Statement Data:
Net interest income	$57,084	$57,484	$57,972	$54,517	$56,048	$227,057	$208,662
Provision for credit losses	(6,000)	(5,000)	(4,000)	—	—	(15,000)	20,469
Noninterest income	28,620	24,298	28,224	38,833	43,977	119,975	149,364
Noninterest expense	53,971	51,949	52,815	56,608	64,770	215,343	235,663
Income:
Before income taxes	37,733	34,833	37,381	36,742	35,255	146,689	101,894
Total	29,432	27,170	29,157	29,663	27,598	115,422	79,990
Net income per share - diluted	1.43	1.31	1.37	1.35	1.25	5.46	3.47
Core net income: (1)
Total	29,432	27,170	29,157	29,663	32,384	115,422	88,842
Net income per share - diluted	1.43	1.31	1.37	1.35	1.47	5.46	3.85

Selected Performance Ratios:
Return on average equity - annualized	16.1%	14.8%	16.3%	16.4%	15.3%	15.9%	11.3%
Return on average tangible equity - annualized: (1)
Net income	17.0%	15.6%	17.2%	17.3%	16.2%	16.8%	12.1%
Core (1)	17.0%	15.6%	17.2%	17.3%	19.0%	16.8%	13.4%
Return on average assets - annualized:
Net income	1.59%	1.48%	1.59%	1.65%	1.47%	1.58%	1.10%
Core (1)	1.59%	1.48%	1.59%	1.65%	1.73%	1.58%	1.23%

Efficiency ratio (1)	62.2%	62.8%	62.8%	60.0%	56.1%	61.9%	61.4%
Net interest margin	3.34%	3.42%	3.45%	3.29%	3.26%	3.38%	3.13%

Other data:
Full-time equivalent employees ("FTE")	970	983	997	1,013	1,013	991	1,003

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of:
(in thousands, except share and per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Selected Balance Sheet Data:
Loans held for sale	$176,131	$395,112	$225,241	$390,223	$361,932
Loans held for investment, net	5,495,726	5,299,741	5,332,626	5,227,727	5,179,886
Allowance for credit losses ("ACL")	47,123	54,516	59,897	64,047	64,294
Investment securities	1,006,691	983,038	1,007,658	1,049,105	1,076,364
Total assets	7,204,091	7,372,451	7,167,951	7,265,191	7,237,091
Deposits	6,146,509	6,359,660	6,086,527	6,131,233	5,821,559
Borrowings	41,000	—	50,000	84,500	322,800
Long-term debt	126,026	125,979	125,932	125,885	125,838
Total shareholders' equity	715,339	710,376	708,731	701,463	717,750
Other Data:
Book value per share	$35.61	$34.74	$34.09	$32.84	$32.93
Tangible book value per share (1)	$34.04	$33.18	$32.53	$31.31	$31.42
Equity to assets	9.9%	9.6%	9.9%	9.7%	9.9%
Tangible common equity to tangible assets (1)	9.5%	9.2%	9.5%	9.2%	9.5%
Shares outstanding at end of period	20,085,336	20,446,648	20,791,659	21,360,514	21,796,904
Loans to deposit ratio	93.0%	90.4%	92.3%	92.7%	96.3%
Credit Quality:
ACL to total loans (2)	0.88%	1.06%	1.18%	1.34%	1.33%
ACL to nonaccrual loans	386.2%	307.8%	287.5%	297.3%	310.3%
Nonaccrual loans to total loans	0.22%	0.33%	0.39%	0.41%	0.40%
Nonperforming assets to total assets	0.18%	0.26%	0.31%	0.32%	0.31%
Nonperforming assets	$12,936	$19,196	$22,319	$23,025	$22,097
Regulatory Capital Ratios:
Bank
Tier 1 leverage ratio	10.11%	10.17%	9.95%	10.01%	9.79%
Total risk-based capital	13.77%	13.71%	14.36%	14.84%	14.76%
Company
Tier 1 leverage ratio	9.94%	10.00%	9.78%	9.83%	9.65%
Total risk-based capital	12.66%	13.01%	13.59%	14.05%	14.00%

(1)For additional information on these non-GAAP financial measures and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.
(2)The reserve rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including Paycheck Protection Program ("PPP") loan balances.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2021	December 31, 2020

ASSETS
Cash and cash equivalents	$65,214	$58,049
Investment securities	1,006,691	1,076,364
Loans held for sale	176,131	361,932
Loans held for investment, (net of allowance for credit losses of $47,123 and $64,294)	5,495,726	5,179,886
Mortgage servicing rights	100,999	85,740
Premises and equipment, net	58,154	65,102
Other real estate owned	735	1,375
Goodwill and other intangibles	31,709	32,880
Other assets	268,732	375,763
Total assets	$7,204,091	$7,237,091
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$6,146,509	$5,821,559
Borrowings	41,000	322,800
Long-term debt	126,026	125,838
Accounts payable and other liabilities	175,217	249,144
Total liabilities	6,488,752	6,519,341
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
20,085,336 and 21,796,904 shares issued and outstanding	249,856	278,505
Retained earnings	444,343	403,888
Accumulated other comprehensive income	21,140	35,357
Total shareholders' equity	715,339	717,750
Total liabilities and shareholders' equity	$7,204,091	$7,237,091

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020
Interest income:
Loans	$55,403	$56,724	$222,166	$228,999
Investment securities	5,469	5,733	21,560	21,786
Cash, Fed Funds and other	97	267	569	1,227
Total interest income	60,969	62,724	244,295	252,012
Interest expense:
Deposits	2,481	4,853	11,411	33,797
Borrowings	1,404	1,823	5,827	9,553
Total interest expense	3,885	6,676	17,238	43,350
Net interest income	57,084	56,048	227,057	208,662
Provision for credit losses	(6,000)	—	(15,000)	20,469
Net interest income after provision for credit losses	63,084	56,048	242,057	188,193
Noninterest income:
Net gain on loan origination and sale activities	20,079	36,866	92,318	122,564
Loan servicing income	2,540	2,570	7,233	9,491
Deposit fees	2,156	1,858	8,068	7,083
Other	3,845	2,683	12,356	10,226
Total noninterest income	28,620	43,977	119,975	149,364
Noninterest expense:
Compensation and benefits	30,627	35,397	132,015	136,826
Information services	7,278	7,674	27,913	30,004
Occupancy	5,662	12,241	23,832	35,323
General, administrative and other	10,404	9,458	31,583	33,510
Total noninterest expense	53,971	64,770	215,343	235,663
Income before income taxes	37,733	35,255	146,689	101,894
Income tax expense	8,301	7,657	31,267	21,904
Net income	$29,432	$27,598	$115,422	$79,990

Net income per share:
Basic	$1.45	$1.27	$5.53	$3.50
Diluted	$1.43	$1.25	$5.46	$3.47
Weighted average shares outstanding:
Basic	20,251,824	21,798,545	20,885,509	22,867,268
Diluted	20,522,475	22,103,902	21,143,414	23,076,822

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest income:
Loans	$55,403	$56,117	$57,078	$53,568	$56,724
Investment securities	5,469	5,130	5,010	5,951	5,733
Cash, Fed Funds and other	97	141	159	172	267
Total interest income	60,969	61,388	62,247	59,691	62,724
Interest expense:
Deposits	2,481	2,507	2,773	3,650	4,853
Borrowings	1,404	1,397	1,502	1,524	1,823
Total interest expense	3,885	3,904	4,275	5,174	6,676
Net interest income	57,084	57,484	57,972	54,517	56,048
Provision for credit losses	(6,000)	(5,000)	(4,000)	—	—
Net interest income after provision for credit losses	63,084	62,484	61,972	54,517	56,048
Noninterest income:
Net gain on loan origination and sale activities	20,079	17,509	21,271	33,459	36,866
Loan servicing income	2,540	2,014	1,931	748	2,570
Deposit fees	2,156	2,091	1,997	1,824	1,858
Other	3,845	2,684	3,025	2,802	2,683
Total noninterest income	28,620	24,298	28,224	38,833	43,977
Noninterest expense:
Compensation and benefits	30,627	31,175	34,378	35,835	35,397
Information services	7,278	6,902	6,949	6,784	7,674
Occupancy	5,662	5,705	5,973	6,492	12,241
General, administrative and other	10,404	8,167	5,515	7,497	9,458
Total noninterest expense	53,971	51,949	52,815	56,608	64,770
Income before income taxes	37,733	34,833	37,381	36,742	35,255
Income tax expense	8,301	7,663	8,224	7,079	7,657
Net income	$29,432	$27,170	$29,157	$29,663	$27,598

Net income per share:
Basic	$1.45	$1.32	$1.38	$1.37	$1.27
Diluted	$1.43	$1.31	$1.37	$1.35	$1.25
Weighted average shares outstanding:
Basic	20,251,824	20,613,290	21,057,473	21,637,671	21,798,545
Diluted	20,522,475	20,819,601	21,287,974	21,961,828	22,103,902

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

(in thousands, except yield/rate)	Quarter Ended December 31,		Year Ended December 31,
Average Balances:	2021	2020	2021	2020
Investment securities	$990,273	$1,098,367	$1,020,530	$1,086,415
Loans	5,767,597	5,705,512	5,653,930	5,544,847
Total interest earning assets	6,840,317	6,877,872	6,770,763	6,694,705
Deposits: Interest-bearing	4,591,239	4,491,440	4,570,811	4,343,339
Deposits: Non-interest-bearing	1,728,558	1,421,182	1,596,653	1,276,780
Borrowings	25,711	471,175	109,513	604,278
Long-term debt	125,995	125,807	125,925	125,737
Total interest-bearing liabilities	4,742,945	5,088,422	4,806,249	5,073,354

Average Yield/Rate:
Investment securities	2.50%	2.35%	2.38%	2.26%
Loans	3.79%	3.93%	3.91%	4.10%
Total interest earning assets	3.57%	3.65%	3.63%	3.78%
Deposits: Interest-bearing	0.21%	0.43%	0.25%	0.78%
Total deposits	0.16%	0.33%	0.18%	0.60%
Borrowings	0.73%	0.35%	0.36%	0.62%
Long-term debt	4.29%	4.35%	4.30%	4.58%
Total interest-bearing liabilities	0.33%	0.52%	0.36%	0.85%
Net interest rate spread	3.24%	3.13%	3.27%	2.93%
Net interest margin	3.34%	3.26%	3.38%	3.13%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Investment securities	$990,273	$994,593	$1,032,995	$1,065,423	$1,098,367
Loans	5,767,597	5,577,149	5,664,187	5,605,868	5,705,512
Total interest earning assets	6,840,317	6,719,258	6,783,707	6,739,335	6,877,872
Deposits: Interest-bearing	4,591,239	4,525,730	4,577,504	4,589,126	4,491,440
Deposits: Noninterest-bearing	1,728,558	1,679,086	1,541,317	1,433,765	1,421,182
Borrowings	25,711	32,167	179,543	203,621	471,175
Long-term debt	125,995	125,948	125,901	125,854	125,807
Total interest-bearing liabilities	4,742,945	4,683,845	4,882,948	4,918,601	5,088,422

Average Yield/Rate:
Investment securities	2.50%	2.34%	2.20%	2.47%	2.35%
Loans	3.79%	3.98%	4.02%	3.85%	3.93%
Total interest earning assets	3.57%	3.65%	3.70%	3.60%	3.65%
Deposits: Interest-bearing	0.21%	0.22%	0.24%	0.32%	0.43%
Total deposits	0.16%	0.16%	0.18%	0.25%	0.33%
Borrowings	0.73%	0.54%	0.31%	0.32%	0.35%
Long-term debt	4.29%	4.28%	4.31%	4.33%	4.35%
Total interest-bearing liabilities	0.33%	0.33%	0.35%	0.42%	0.52%
Net interest rate spread	3.24%	3.32%	3.35%	3.18%	3.13%
Net interest margin	3.34%	3.42%	3.45%	3.29%	3.26%

Results of Operations

Non-core Amounts

During the quarter and year ended December 31, 2020 non-core items included $6.1 million and $11.8 million, respectively, of charges related to our efficiency improvement initiatives including the restructuring of our facilities. We had no similar charges in 2021.

Fourth Quarter of 2021 Compared to the Third Quarter of 2021

Our net income and income before taxes were $29.4 million and $37.7 million, respectively, in the fourth quarter of 2021, as compared to $27.2 million and $34.8 million, respectively, in the third quarter of 2021. The $2.9 million increase in income before taxes was due to a higher recovery of our allowance for credit losses and higher noninterest income, which was partially offset by lower net interest income and higher noninterest expenses.

Our effective tax rate was 22.0% in the fourth quarter of 2021 as compared to 22.0% in third quarter of 2021 and a statutory rate of 23.3%. Our effective tax rate was lower than our statutory rate due to the benefits of tax advantaged investments.

Net interest income was lower in the fourth quarter of 2021 as compared to the third quarter of 2021 primarily due to a $2.1 million decrease in interest income derived from Paycheck Protection Program (“PPP”) loans which was substantially offset by higher levels of non-PPP loans. Excluding the impact of PPP loans, our net interest margin in the fourth quarter of 2021 was consistent with our net interest margin in the third quarter of 2021.

As a result of the continued favorable performance of our loan portfolio, a stable low level of nonperforming assets and an improved outlook of the estimated impact of COVID-19 on our loan portfolio, we recorded a $6 million recovery of our allowance for credit losses in the fourth quarter of 2021, as compared to a $5 million recovery of our allowance for credit losses in the third quarter of 2021.

The increase in noninterest income in the fourth quarter of 2021 as compared to the third quarter of 2021 was primarily due to a $2.6 million increase in gain on loan origination and sale activities and an increase in other income. The increase in gain on loan origination and sale activities was primarily due to the gain realized from a sale of $244 million in multifamily permanent loans in the fourth quarter of 2021, which was partially offset by a $3.7 million decrease in gain on loan origination and sale activities due to lower volume of single family rate locks. The increase in other income includes a $0.6 million gain on sale of other real estate owned ("OREO").

The $2.0 million increase in noninterest expense in the fourth quarter of 2021 as compared to the third quarter of 2021 was primarily due to higher general, administrative and other costs partially offset by lower compensation and benefits costs. The lower level of compensation and benefit costs reflect a $1.0 million reversal of previously accrued medical benefits related to the positive experience in our self-insured medical program. Legal costs, which are included in general, administrative and other costs, were $2.5 million higher in the fourth quarter of 2021 as compared to the third quarter of 2021 due to nonrecurring costs expended on litigation activities and legal matters.

2021 Compared to 2020

Our net income and income before taxes were $115.4 million and $146.7 million, respectively, in 2021, as compared to $80.0 million and $101.9 million, respectively, in 2020. The $44.8 million increase in income before taxes was due to higher net interest income, a lower provision for credit losses and lower noninterest expense, partially offset by lower noninterest income.
Our effective tax rate during 2021 was 21.3% as compared to 21.5% in 2020 and a statutory rate of 23.5%. Our effective tax rate was lower than our statutory rate due primarily to the benefits of tax advantaged investments.

Net interest income was higher in 2021 as compared to 2020 primarily due to an increase in our net interest margin from 3.13% in the 2020 to 3.38% in 2021. The increase in our net interest margin was due to a 34 basis point increase in our net interest rate spread as decreases in the rates paid on interest bearing liabilities were greater than the decreases in yields on our interest earning assets. The 15 basis point decrease in yield on interest earning assets was due to the origination of loans and purchases of securities at current market rates which were below our portfolio rates, the repricing down of variable rate loans and the prepayment and paydown of higher yielding loans and investments in our portfolios. Our cost of interest-bearing liabilities decreased from 0.85% in 2020 to 0.36% in 2021 due to a decrease in market interest rates which allowed us to reprice our deposits and borrowings at lower rates.

As a result of the favorable performance of our loan portfolio, a stable low level of nonperforming assets and an improved outlook of the estimated impact of COVID-19 on our loan portfolio, we recorded a $15 million recovery of our allowance for credit losses in 2021. Due to adverse economic conditions related to the COVID-19 pandemic, in 2020 we recorded a $20.5 million provision for credit losses as an estimate of the potential adverse impact of those conditions on our loan portfolio.

The decrease in noninterest income for 2021 as compared to 2020 was due to decreases in gain on loan origination and sale activities and loan servicing income, which was partially offset by higher deposit fees and higher other income. The $30.2 million decrease in gain on loan origination and sale activities was due to a $33.9 million decrease in single family gain on loan origination and sale activities which was partially offset by a $3.7 million increase in commercial real estate (“CRE”) and commercial gain on loan origination and sale activities. The decrease in single family gain on loan origination and sale activities was due primarily to a 30% decrease in rate locks. The increase in CRE and commercial gain on loan origination and sale activities was due to a 17% increase in the realized gain on sale which was partially offset by a 15% decrease in the volume of loans sold. The $2.3 million decrease in loan servicing income was due to a $5.5 million decrease in single family servicing income which was partially offset by a $3.2 million increase in commercial loan servicing income. The decrease in single family servicing income was due primarily to a decline in the servicing portfolio balance due to high levels of prepayments and a $1.7 million decrease in risk management results. The increase in commercial loan servicing income was primarily due to higher levels of prepayment fees. The higher deposit fees were due to higher demand deposit balances and increased customer activity levels. The $2.1 million increase in other income was due to higher income from investments and a gain on sale of OREO realized in 2021.

The $20.3 million decrease in noninterest expense in 2021 as compared to 2020 was due to lower compensation and benefit costs, information services expense, occupancy expense and general, administrative and other expenses. The $4.8 million decrease in compensation and benefits expense is primarily due to lower levels of staffing. The $2.1 million decrease in information services costs is primarily due to lower core processing costs related to a renegotiation of our contract which became effective at the beginning of 2021. The occupancy expenses in 2020 included $10.2 million of impairments related to ongoing restructuring of our facilities and staffing, with no similar charges in 2021. The remaining decrease in occupancy costs relates to a reduction in leased space. The decrease in general, administrative and other costs was due to charges related to our efficiency improvement initiatives incurred in 2020 and lower FDIC fees, which were partially offset by higher marketing costs in 2021.

Financial Position

During 2021, total assets decreased by $33 million due to decreases in investment securities and other assets, partially offset by a $316 million increase in loans held for investment. Loans held for investment increased due to $3.3 billion of originations, which were partially offset by prepayments and scheduled payments of $2.6 billion and transfer of loans to loans held for sale of $393 million. The $282 million decrease in borrowings reflects the reduced need of wholesale funding resulting from a $325 million increase in deposits. The growth in deposits was due to new customers and increases in existing customer balances.

Loans Held for Investment

(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Commercial real estate loans
Non-owner occupied commercial real estate	$705,359	$754,031	$761,754	$766,002	$829,538
Multifamily	2,415,359	2,090,156	1,966,995	1,521,349	1,428,092
Construction/land development	496,144	514,322	484,282	532,202	553,695
Total commercial real estate loans	3,616,862	3,358,509	3,213,031	2,819,553	2,811,325
Commercial and industrial loans
Owner occupied commercial real estate	457,706	450,350	457,504	473,273	467,256
Commercial business	401,872	435,756	575,122	757,231	645,723
Total commercial and industrial loans	859,578	886,106	1,032,626	1,230,504	1,112,979
Consumer loans
Single family (1)	763,331	793,927	812,287	875,417	915,123
Home equity and other	303,078	315,715	334,579	366,300	404,753
Total consumer loans	1,066,409	1,109,642	1,146,866	1,241,717	1,319,876
Total	5,542,849	5,354,257	5,392,523	5,291,774	5,244,180
Allowance for credit losses	(47,123)	(54,516)	(59,897)	(64,047)	(64,294)
Net	$5,495,726	$5,299,741	$5,332,626	$5,227,727	$5,179,886
(1)Includes $7.3 million, $4.5 million, $5.2 million, $4.3 million and $7.1 million of single family loans that are carried at fair value at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

Loan Roll-forward

(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Loans - beginning balance	$5,354,257	$5,392,523	$5,291,774	$5,244,180	$5,294,369
Originations and advances	794,869	804,307	911,630	768,787	734,029
Transfers (to) from loans held for sale	(2,034)	(261,697)	1,394	(130,218)	(157,315)
Payoffs, paydowns and other	(602,613)	(580,754)	(812,261)	(590,897)	(626,436)
Charge-offs and transfers to OREO	(1,630)	(122)	(14)	(78)	(467)
Loans - ending balance	$5,542,849	$5,354,257	$5,392,523	$5,291,774	$5,244,180

Loan Originations and Advances

(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Commercial real estate loans
Non-owner occupied commercial real estate	$33,390	$30,065	$14,308	$8,404	$18,233
Multifamily	395,365	408,353	513,620	282,795	353,802
Construction/land development	180,083	191,774	183,571	165,631	171,822
Total commercial real estate loans	608,838	630,192	711,499	456,830	543,857
Commercial and industrial loans
Owner occupied commercial real estate	27,323	11,879	8,709	33,155	20,968
Commercial business	49,580	38,157	83,053	163,525	41,357
Total commercial and industrial loans	76,903	50,036	91,762	196,680	62,325
Consumer loans
Single family	73,035	93,602	78,182	95,544	103,016
Home equity and other	36,093	30,477	30,187	19,733	24,831
Total consumer loans	109,128	124,079	108,369	115,277	127,847
Total	$794,869	$804,307	$911,630	$768,787	$734,029

Credit Quality
As of December 31, 2021, our ratio of nonperforming assets to total assets remained low at 0.18%, while our ratio of total loans delinquent over 30 days to total loans was 0.38%.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

December 31, 2021
Total loans held for investment	$1,208	$894	$6,717	$12,201	$21,020	$5,521,829	$5,542,849
%	0.02%	0.02%	0.12%	0.22%	0.38%	99.62%	100.00%

September 30, 2021
Total loans held for investment	$1,554	$1,202	$8,361	$17,712	$28,829	$5,325,428	$5,354,257
%	0.03%	0.02%	0.16%	0.33%	0.54%	99.46%	100.00%

(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $8.4 million and $10.8 million at December 31, 2021 and September 30, 2021, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Allowance for credit losses
Beginning balance	$54,516	$59,897	$64,047	$64,294	$64,892
Provision for credit losses	(5,952)	(5,348)	(4,145)	(371)	210
Recoveries (charge-offs), net	(1,441)	(33)	(5)	124	(808)
Ending balance	$47,123	$54,516	$59,897	$64,047	$64,294

Allowance for unfunded commitments:
Beginning balance	$2,452	$2,104	$1,959	$1,588	$1,798
Provision for credit losses	(48)	348	145	371	(210)
Ending balance	$2,404	$2,452	$2,104	$1,959	$1,588

Provision for credit losses:
Allowance for credit losses - loans	$(5,952)	$(5,348)	$(4,145)	$(371)	$210
Allowance for unfunded commitments	(48)	348	145	371	(210)
Total	$(6,000)	$(5,000)	$(4,000)	$—	$—

Allocation of Allowance for Credit Losses by Product Type

(in thousands)	December 31, 2021		September 30, 2021		December 31, 2020
Allowance for credit losses	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied commercial real estate	$7,509	1.06%	$9,636	1.28%	$8,845	1.07%
Multifamily	5,854	0.24%	5,457	0.26%	6,072	0.43%
Construction/land development
Multifamily construction	507	1.34%	1,044	2.08%	4,903	4.25%
Commercial real estate construction	150	1.06%	351	1.96%	1,670	6.12%
Single family construction	6,411	2.16%	6,291	2.07%	5,130	1.98%
Single family construction to perm	1,055	0.71%	1,062	0.74%	1,315	0.87%
Total commercial real estate loans	21,486	0.59%	23,841	0.71%	27,935	0.99%
Owner occupied commercial real estate	5,006	1.10%	5,285	1.18%	4,994	1.08%
Commercial business	12,273	3.39%	14,473	4.08%	17,043	4.72%
Total commercial and industrial	17,279	2.11%	19,758	2.46%	22,037	2.67%
Single family	4,394	0.68%	5,757	0.85%	6,906	0.85%
Home equity and other	3,964	1.31%	5,160	1.63%	7,416	1.83%
Total consumer	8,358	0.88%	10,917	1.10%	14,322	1.18%
Total	$47,123	0.88%	$54,516	1.06%	$64,294	1.33%

(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including PPP loans.

Production Volumes for Sale to the Secondary Market

	Quarter Ended					Year Ended
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Loan originations
Single family loans	$360,503	$414,102	$562,804	$623,889	$628,762	$1,961,298	$2,079,094
Commercial and industrial and CRE loans	105,163	34,464	42,435	113,304	162,898	295,366	414,550
Loans sold
Single family loans	377,399	469,090	627,282	573,040	592,661	2,046,811	1,985,944
Commercial and industrial and CRE loans (1)	307,430	69,810	138,421	257,717	406,717	773,378	908,776
Net gain on loan origination and sale activities
Single family loans	10,578	14,249	15,836	26,187	27,044	66,850	100,795
Commercial and industrial and CRE loans (1)	9,501	3,260	5,435	7,272	9,822	25,468	21,769
Total	$20,079	$17,509	$21,271	$33,459	$36,866	$92,318	$122,564
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended					Year Ended
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Single family servicing income, net:
Servicing fees and other	$3,870	$3,878	$3,975	$3,935	$4,120	$15,658	$17,477
Changes - amortization (1)	(4,216)	(4,579)	(5,181)	(5,693)	(5,508)	(19,669)	(17,754)
Net	(346)	(701)	(1,206)	(1,758)	(1,388)	(4,011)	(277)
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	193	747	(5,024)	11,463	2,015	7,379	(19,955)
Net gain (loss) from derivatives hedging	(378)	(293)	5,024	(12,591)	(1,328)	(8,238)	20,820
Subtotal	(185)	454	—	(1,128)	687	(859)	865
Single family servicing income (loss)	(531)	(247)	(1,206)	(2,886)	(701)	(4,870)	588
Commercial loan servicing income:
Servicing fees and other	5,417	4,019	5,270	4,978	4,844	19,684	14,560
Amortization of capitalized MSRs	(2,346)	(1,758)	(2,133)	(1,344)	(1,573)	(7,581)	(5,657)
Total	3,071	2,261	3,137	3,634	3,271	12,103	8,903
Total loan servicing income (loss)	$2,540	$2,014	$1,931	$748	$2,570	$7,233	$9,491

(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Single Family MSRs
Beginning balance	$61,206	$59,872	$62,352	$49,966	$47,018
Additions and amortization:
Originations	4,401	5,166	7,725	6,616	6,482
Changes - amortization (1)	(4,216)	(4,579)	(5,181)	(5,693)	(5,508)
Net additions and amortization	185	587	2,544	923	974
Change in fair value due to assumptions (2)	193	747	(5,024)	11,463	1,974
Ending balance	$61,584	$61,206	$59,872	$62,352	$49,966
Ratio to related loans serviced for others	1.11%	1.09%	1.05%	1.10%	0.85%

Multifamily and SBA MSRs
Beginning balance	$39,625	$39,113	$39,626	$35,774	31,806
Originations	2,136	2,270	1,620	5,196	5,458
Amortization	(2,346)	(1,758)	(2,133)	(1,344)	(1,490)
Ending balance	$39,415	$39,625	$39,113	$39,626	$35,774
Ratio to related loans serviced for others	1.94%	1.92%	1.92%	2.02%	1.99%

(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$1,433,566	$1,479,491	$1,316,698	$1,190,953	$1,092,735
Interest-bearing transaction and savings deposits:
Interest-bearing demand deposit accounts	513,810	555,716	557,677	557,900	484,265
Statement savings accounts	302,389	305,395	293,563	287,028	264,024
Money market accounts	2,806,313	2,796,524	2,650,564	2,665,875	2,596,453
Total interest-bearing transaction and savings deposits	3,622,512	3,657,635	3,501,804	3,510,803	3,344,742
Total transaction and savings deposits	5,056,078	5,137,126	4,818,502	4,701,756	4,437,477
Certificates of deposit	906,928	995,475	1,022,967	1,178,714	1,139,807
Noninterest-bearing accounts - other	183,503	227,059	245,058	250,763	244,275
Total deposits	$6,146,509	$6,359,660	$6,086,527	$6,131,233	$5,821,559

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	23.3%	23.3%	21.6%	19.4%	18.8%
Interest-bearing transaction and savings deposits:
Interest-bearing demand deposit accounts	8.4%	8.7%	9.2%	9.1%	8.3%
Statement savings accounts	4.9%	4.8%	4.8%	4.7%	4.5%
Money market accounts	45.7%	44.0%	43.5%	43.5%	44.6%
Total interest-bearing transaction and savings deposits	59.0%	57.5%	57.5%	57.3%	57.4%
Total transaction and savings deposits	82.3%	80.8%	79.1%	76.7%	76.2%
Certificates of deposit	14.8%	15.7%	16.8%	19.2%	19.6%
Noninterest-bearing accounts - other	2.9%	3.5%	4.1%	4.1%	4.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this press release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain charges primarily related to our discontinued operations and restructuring activities as we believe this measure is a better comparison to be used for projecting future results; and (iii) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. Rather, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Tangible book value per share
Shareholders' equity	$715,339	$710,376	$708,731	$701,463	$717,750	$715,339	$717,750
Less: Goodwill and other intangibles	(31,709)	(32,002)	(32,295)	(32,587)	(32,880)	(31,709)	(32,880)
Tangible shareholders' equity	$683,630	$678,374	$676,436	$668,876	$684,870	$683,630	$684,870

Common shares outstanding	20,085,336	20,446,648	20,791,659	21,360,514	21,796,904	20,085,336	21,796,904

Computed amount	$34.04	$33.18	$32.53	$31.31	$31.42	$34.04	$31.42

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$683,630	$678,374	$676,436	$668,876	$684,870	$683,630	$684,870
Tangible assets
Total assets	$7,204,091	$7,372,451	$7,167,951	$7,265,191	$7,237,091	$7,204,091	$7,237,091
Less: Goodwill and other intangibles	(31,709)	(32,002)	(32,295)	(32,587)	(32,880)	(31,709)	(32,880)
Net	$7,172,382	$7,340,449	$7,135,656	$7,232,604	$7,204,211	$7,172,382	$7,204,211

Ratio	9.5%	9.2%	9.5%	9.2%	9.5%	9.5%	9.5%

Core net income
Net income	$29,432	$27,170	$29,157	$29,663	$27,598	$115,422	$79,990
Adjustments (tax effected)
Restructuring related charges	—	—	—	—	4,786	—	9,298
Contingent payout	—	—	—	—	—	—	(446)
Total	$29,432	$27,170	$29,157	$29,663	$32,384	$115,422	$88,842

Return on average tangible equity (annualized)
Average shareholders' equity	$726,014	$726,823	$718,838	$731,719	$717,666	$725,802	$706,160
Less: Average goodwill and other intangibles	(31,901)	(32,195)	(32,487)	(32,777)	(33,103)	(32,337)	(33,613)
Average tangible equity	$694,113	$694,628	$686,351	$698,942	$684,563	$693,465	$672,547

Net income	$29,432	$27,170	$29,157	$29,663	$27,598	$115,422	$79,990
Adjustments (tax effected)
Amortization of core deposit intangibles	229	229	229	236	267	923	1,082
Tangible income applicable to shareholders	$29,661	$27,399	$29,386	$29,899	$27,865	$116,345	$81,072

Ratio	17.0%	15.6%	17.2%	17.3%	16.2%	16.8%	12.1%

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Return on average tangible equity (annualized) - Core
Average tangible equity (per above)	$694,113	$694,628	$686,351	$698,942	$684,563	$693,465	$672,547

Core net income (per above)	29,432	27,170	29,157	29,663	32,384	115,422	88,842
Adjustments (tax effected)
Amortization of core deposit intangibles	229	229	229	236	267	923	1,082
Tangible core income applicable to shareholders	$29,661	$27,399	$29,386	$29,899	$32,651	$116,345	$89,924

Ratio	17.0%	15.6%	17.2%	17.3%	19.0%	16.8%	13.4%

Return on average assets (annualized) - Core
Average assets	$7,356,957	$7,264,933	$7,342,275	$7,310,408	$7,463,702	$7,318,505	$7,250,634
Core net income (per above)	29,432	27,170	29,157	29,663	32,384	115,422	88,842

Ratio	1.59%	1.48%	1.59%	1.65%	1.73%	1.58%	1.23%

Efficiency ratio
Noninterest expense
Total	$53,971	$51,949	$52,815	$56,608	$64,770	$215,343	$235,663
Adjustments:
Restructuring related charges	—	—	—	—	(6,112)	—	(11,837)
Legal fees recovery	—	—	1,900	—	—	1,900	—
Prepayment fee on FHLB advances	—	—	—	—	(1,492)	—	(1,492)
State of Washington taxes	(664)	(578)	(602)	(579)	(1,056)	(2,423)	(2,920)
Adjusted total	$53,307	$51,371	$54,113	$56,029	$56,110	$214,820	$219,414

Total revenues
Net interest income	$57,084	$57,484	$57,972	$54,517	$56,048	227,057	208,662
Noninterest income	28,620	24,298	28,224	38,833	43,977	119,975	149,364
Adjustments:
Contingent payout	—	—	—	—	—	—	(566)
Adjusted total	$85,704	$81,782	$86,196	$93,350	$100,025	$347,032	$357,460

Ratio	62.2%	62.8%	62.8%	60.0%	56.1%	61.9%	61.4%

Core diluted earnings per share
Core net income (per above)	$29,432	$27,170	$29,157	$29,663	$32,384	$115,422	$88,842
Fully diluted shares	20,522,475	20,819,601	21,287,974	21,961,828	22,103,902	21,143,414	23,076,822

Ratio	$1.43	$1.31	$1.37	$1.35	$1.47	$5.46	$3.85

Effective tax rate used in computations above	22.0%	22.0%	22.0%	19.3%	21.7%	21.3%	21.5%

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance, financial condition, long-term value creation, capital management, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; (2) the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; (3) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (4) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (5) changes in the interest rate environment may reduce interest margins; (6) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, the Bank, through which substantially all of our operations are carried out; (7) our ability to control operating costs and expenses; (8) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (9) the adequacy of our allowance for credit losses; (10) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; (11) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (12) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (13) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (14) technological changes may be more difficult or expensive than what we anticipate; (15) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (16) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (17) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (18) our ability to attract and retain key members of our senior management team; (19) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (20) litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (21) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.